Exhibit 10.2

COLLATERAL AGENCY AGREEMENT

Dated as of April 14, 2021

among

CENTURY ALUMINUM COMPANY,

THE OTHER GRANTORS PARTY HERETO,

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as trustee under the Senior Secured Note Indenture,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent

TABLE OF CONTENTS

EXHIBIT A-    Form of Supplement to Collateral Agency Agreement
EXHIBIT B-    Form of Collateral Agency Joinder

i

This COLLATERAL AGENCY AGREEMENT, dated as of April 14, 2021, by and among CENTURY ALUMINUM COMPANY, a Delaware corporation (the “Company”), the subsidiaries of the Company listed on the signature pages hereof and the Additional Grantors described herein (the Company, the subsidiaries so listed and the Additional Grantors being, collectively, the “Grantors”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee under the Senior Secured Note Indenture described herein (in such capacity, together with its successors and assigns from time to time, the “Senior Indenture Trustee”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent (in such capacity, together with its successors and assigns from time to time, the “Collateral Agent”) for the Secured Parties, and each Additional Authorized Representative party hereto from time to time. Capitalized terms not otherwise defined shall have the meanings set forth in Section 1 below.
WHEREAS, the Company has entered into the Senior Secured Note Indenture described in Section 1 hereof, pursuant to which the Company will issue its 7.5% Senior Secured Notes due 2028 (the “Senior Secured Notes”), and has caused certain of its Subsidiaries to guarantee the Secured Obligations pursuant to Senior Secured Note Guaranties (collectively, the “Guarantors”) and to secure such guarantees by granting Transaction Liens on its assets to the Collateral Agent as provided in the Security Documents;
WHEREAS, the Company and the Guarantors may, from time to time, incur and guarantee (i) First Lien Obligations that will be secured by a first-priority lien on the Collateral, ranking ahead of the Liens securing the Senior Secured Notes Obligations and (ii) additional indebtedness permitted to be secured on an equal and ratable basis with the Senior Secured Notes Obligations, including with respect to its priority in the Collateral, which other indebtedness the Company shall designate as having a security interest in the Collateral and shall be incurred under an Additional Secured Debt Facility, in each case in accordance with this Agreement, the other Security Documents, the Intercreditor Agreement and the other Secured Debt Documents;
WHEREAS, the Transaction Liens securing the obligations of the applicable Grantors in respect of any Additional Secured Debt Facility shall be granted pursuant to the Security Documents; and
WHEREAS, subject to terms and conditions herein, the Collateral Agent on behalf of all Secured Parties shall accept the security interest granted by the Grantors with respect to the Collateral;
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.Definitions.
(a)Defined Terms. All terms used in this Agreement that are defined in Article 1, 8 or 9, as the case may be, of the UCC and not otherwise defined herein have the meanings assigned to them in Article 1, 8 or 9, as the case may be of the UCC. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

“Actionable Default” shall have the meaning assigned to such term in the Security Agreement.
“Additional Authorized Representative” shall mean (a) any agent or trustee for, or other representative of, the lenders or holders of obligations, as applicable, under an Additional Secured Debt Facility, together with its successors and permitted assigns, or (b) an Additional Secured Party, solely to the extent that such Additional Secured Party (i) is the sole lender or other holder of obligations under a particular Additional Secured Debt Facility and (ii) is not represented by an agent, trustee or other representative.
“Additional Grantor” shall have the meaning assigned to such term in Section 5(g).
“Additional Secured Debt Documents” shall mean, collectively, with respect to any Additional Secured Debt Facility, the agreements, documents and instruments providing for or evidencing any related Additional Secured Obligations, including the definitive documentation in respect of such Additional Secured Debt Facility, the Security Documents and any intercreditor or joinder agreement among any Additional Secured Parties with respect to such Additional Secured Debt Facility (or binding upon through one or more of their representatives), to the extent such are effective at the relevant time, as each may be amended, restated, modified or Refinanced from time to time in accordance with the terms thereof and the Senior Secured Note Indenture.
“Additional Secured Debt Facility” shall mean any credit facility, indenture or similar debt facility entered into by the Company after the date hereof, if any, pursuant to which the Company or any of its Subsidiaries will incur Additional Secured Obligations (and which has been designated as an Additional Secured Debt Facility in accordance with Section 2(b)).
“Additional Secured Obligations” shall have the meaning assigned to such term in the Security Agreement.
“Additional Secured Parties” shall mean, at any time, subject to Section 2(b), the holders of any Additional Secured Obligations at such time, including each applicable Additional Authorized Representative.
“Affiliate” shall mean, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, the terms “controlling”, “controlled by” and “under common control with” have correlative meanings.
“Agreement” shall mean this Agreement, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and, to the extent applicable, the Intercreditor Agreement.

“Applicable Authorized Representative” shall mean at any time, with respect to the Collateral, (a) until the occurrence of the Non-Controlling Authorized Representative Enforcement Date, the Authorized Representative of a Class of Secured Obligations, the aggregate amount of which exceeds the aggregate amount of any other Class of Secured Obligations and (b) from and after the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Authorized Representatives” shall mean the Senior Indenture Trustee and each Additional Authorized Representative.
“Bankruptcy Code” shall mean the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time, and any successor statute.
“Bankruptcy Proceeding” shall mean that the Company or any Grantor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or there shall be an assignment for the benefit of creditors relating to the Company or any Grantor whether or not voluntary; or any case shall be commenced by or against the Company or any Grantor under the Bankruptcy Code or any similar federal or state law for the relief of debtors, whether or not voluntary; or any proceeding shall be instituted by or against the Company or any Grantor seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, dissolution, marshaling of assets or liabilities, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, or seeking the entry of an order for relief or the appointment of a receiver, trustee, administrator or other similar official for it or for any substantial part of its property and assets, whether or not voluntary; or any event or action analogous to or having a substantially similar effect to any of the events or actions set forth above in this definition (other than a solvent reorganization) shall occur under the law of any jurisdiction applicable to the Company or any Grantor; or the Company or any Grantor shall take any corporate, partnership, limited liability company or other similar action to authorize any of the actions set forth above in this definition.
“Business Day” shall mean any day except a Saturday, Sunday or other day on which banking institutions in The City of New York, or the Senior Indenture Trustee or the Collateral Agent, are authorized by law to close.
“Change in Law” means (a) the adoption of any rule, regulation, treaty or other law after the date hereof, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation or application thereof by any governmental authority after the date hereof or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any governmental authority made or issued after the date hereof.
“Class”, when used in reference to (a) any Secured Obligations, refers to whether such Secured Obligations are the Senior Secured Note Obligations or the Additional Secured Obligations of any Series, (b) any Authorized Representative, refers to whether such Authorized Representative is the Senior Indenture Trustee or the Additional Authorized Representative with respect to the Additional Secured Obligations of any Series, (c) any Secured Parties, refers to whether such Secured Parties are the Senior Secured Note Secured Parties or the holders of the Additional Secured Obligations of any Series and (d) any Secured Debt Documents, refers to whether such Secured Debt Documents are the Senior Secured Note Documents or the Additional Secured Debt Documents with respect to Additional Secured Obligations of any Series.
“Collateral” shall mean all property of the Company and the Guarantors, whether now owned or hereafter acquired, on which a Lien is granted or purports to be granted to the Collateral Agent pursuant to the Security Documents to secure any Secured Obligations.
“Collateral Account” shall have the meaning assigned to such term in Section 4.
“Collateral Agent” shall have the meaning assigned to such term in the introductory statement.
“Collateral Agent’s Fees” shall mean all fees, costs and expenses of the Collateral Agent (or any co-collateral agent thereof) of the type described in Sections 5(c), 5(d), 5(e) and 5(f) of this Agreement.
“Collateral Agency Joinder” shall mean a joinder agreement substantially in the form of Exhibit B.
“Company” shall have the meaning assigned to such term in the introductory statement.
“Contingent Secured Obligation” shall mean, at any time, any Secured Obligation (or portion thereof) that is contingent in nature at such time, including any Secured Obligation that is any contingent indemnification, expense reimbursement or other obligation (including any guarantee) in respect of which no written assertion of liability and no written claim or demand for payment has been made.
“Controlling Secured Parties” shall mean, at any time with respect to any Collateral, the Secured Parties of the same Class as the Authorized Representative that is the Applicable Authorized Representative with respect to such Collateral at such time.
“Distribution Dates” shall mean the dates fixed by the Collateral Agent (the first of which shall occur within 90 days after receipt of a Notice of Actionable Default that has not theretofore been withdrawn in a writing delivered to the Collateral Agent by the Applicable Authorized Representative and the balance of which shall be monthly thereafter) for the distribution of all moneys held by the Collateral Agent in the Collateral Account.
“Excluded Property” shall have the meaning assigned to such term in the Security Agreement.
“First Lien Collateral Agent” shall mean the “Collateral Agent” (or the functional equivalent of such term) under the First Lien Facility Documents.
“First Lien Facility” shall mean any Debt (as defined in the Senior Secured Note Indenture) incurred after the Issue Date (as defined in the Senior Secured Note Indenture) designated by the Company as a “First Lien Facility”, as the same may be amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, Refinanced or otherwise modified from time to time after the Issue Date, including any agreement extending the maturity thereof, Refinancing, replacing or otherwise restructuring all or any portion of the Debt (as defined in the Senior Secured Note Indenture) under such agreement or agreements or any successor or replacement agreement or agreements increasing the amount loaned or issued thereunder or altering the maturity thereof; provided that the maximum principal amount of Debt for borrowed money permitted to be incurred and outstanding at any time (including for this purpose the stated undrawn amount and unreimbursed drawings under all letters of credit issued thereunder) does not exceed the limit set forth in the Senior Secured Note Indenture.
“First Lien Facility Documents” shall mean the agreements and other instruments governing the First Lien Facility, together with any guarantees thereof and any security documents, other collateral documents and other instruments relating thereto (including documents and instruments governing hedging obligations required by the First Lien Facility or relating to First Lien Obligations).
“First Lien Obligations” means (i) the Obligations (as defined in the Senior Secured Note Indenture) of the borrowers and other obligors under the First Lien Facility or any of the other First Lien Facility Documents, to pay principal, premium, if any, and interest (including any interest, fees, costs and other charges accruing after the commencement of bankruptcy or insolvency proceedings, whether or not a claim therefor is permitted in such proceedings) when due and payable, and all other amounts due or to become due under or in connection with the First Lien Facility Documents, including contingent obligations thereunder, and the performance of all other Obligations of the obligors thereunder to the lenders and agents under the First Lien Facility Documents, according to the respective terms thereof and (ii) Obligations of the type described in clause (3)(b) in the definition of “Permitted Liens” in the Senior Secured Note Indenture.
“First Lien Transaction” shall mean the incurrence by the Company or one or more of its Subsidiaries of any First Lien Obligations of the type referred to in clause (i) of the definition thereof (as designated by the Company to the Senior Indenture Trustee in an Officer’s Certificate (as defined in the Senior Secured Note Indenture)) and the transactions related thereto (including the modifications to the Collateral contemplated under the Senior Secured Note Indenture).
“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.
“Grantors” shall have the meaning assigned to such term in the introductory statement.
“Guarantors” shall have the meaning assigned to such term in the recitals.
“Intercreditor Agreement” shall mean the intercreditor agreement entered into among the First Lien Collateral Agent, the Collateral Agent, the Company and the other Grantors upon the Company’s consummation of a First Lien Transaction containing terms substantially consistent with those described in Exhibit A to the Senior Secured Note Indenture, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement).
“Major Non-Controlling Authorized Representative” shall mean, with respect to any Collateral, the Authorized Representative of the Class of the Secured Obligations (other than the Secured Obligations of the Controlling Secured Parties) secured by Transaction Liens on such Collateral, the aggregate amount of which exceeds the aggregate amount of Secured Obligations of any other Class (other than the Secured Obligations of the Controlling Secured Parties) secured by Transaction Liens on such Collateral.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Non-Contingent Secured Obligation” shall mean at any time any Secured Obligation (or portion thereof) that is not a Contingent Secured Obligation at such time.
“Non-Controlling Authorized Representative” shall mean, at any time with respect to any Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Collateral.
“Non-Controlling Authorized Representative Enforcement Date” shall mean, with respect to any Collateral, the date that is 180 days (throughout which 180-day period a Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative and not the Applicable Authorized Representative with respect to such Collateral) after the occurrence and during the continuance of both (a) an Event of Default (under and as defined in the Senior Secured Note Documents or any Additional Secured Debt Documents) and (b) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative, which notice has not been withdrawn or revoked within such 180-day period, certifying that (i) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative with respect to such Collateral and that an Event of Default (as defined above in this definition) has occurred and is continuing and (ii) the Secured Obligations with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Senior Secured Note Documents and/or Additional Secured Debt Documents; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur (and shall be deemed not to have occurred for all purposes hereof) with respect to the Collateral (A) at any time the Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Collateral (or the Applicable Authorized Representative with respect to such Collateral shall have instructed the Collateral Agent to do the same) or (B) at any time the Grantor that has granted a security interest in such Collateral is then a debtor under or with respect to (or otherwise subject to) any Bankruptcy Proceeding.
“Notice of Actionable Default” shall mean a direction in writing delivered to the Collateral Agent by or with the written consent of the Applicable Authorized Representative notifying the Collateral Agent of an Actionable Default under the applicable Secured Debt Documents.

“Officer’s Certificate” shall mean a certificate of the Company with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of the Company by the principal executive officer, the principal financial officer, the treasurer, the principal accounting officer, executive vice president or general counsel of the Company, including:
(a)    a statement that the Person making such certificate has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;
(c)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is reasonably necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(d)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
“Permitted Investments” shall mean:
    (i)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of issuance thereof;
    (ii)    investments in commercial paper maturing within 270 days from the date of issuance thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
    (iii)    investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Collateral Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “Prime 1” (or the then equivalent grade) by Moody’s or “A 1” (or the then equivalent grade) by S&P;
    (iv)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria of clause (iii) above; or
    (v)    investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (i) through (iv) above.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.
“Post-Petition Interest” shall mean any interest and fees that accrue after the commencement of a Bankruptcy Proceeding of any one or more of the Grantors, whether or not such interest is allowed or allowable as a claim in any such proceeding.
“Proceeds” shall have the meaning assigned to such term in the Security Agreement.
“Refinance” shall mean, in respect of any indebtedness or other obligation, to refinance, extend, renew, defease, amend and restate, restructure, replace, refund or repay, or to issue other indebtedness or other obligation in exchange or replacement for, such indebtedness or other obligation in whole or in part. “Refinancing” shall have a correlative meaning.
“Release Conditions” shall mean the following conditions for terminating all the Transaction Liens:
    (i)    all Non-Contingent Secured Obligations shall have been paid in full or, in respect of any Class of Secured Obligations not so paid, the applicable Secured Debt Documents authorize such release or the holders thereof have consented thereto; and
    (ii)    no Contingent Secured Obligation (other than contingent indemnification and expense reimbursement obligations (and guarantees of such obligations) as to which no claim shall have been asserted in writing) shall remain outstanding.
“Required Controlling Secured Parties” shall mean, at any time with respect to any Collateral, the Controlling Secured Parties owed or holding more than 50% of the aggregate principal amount of indebtedness constituting Secured Obligations of all Controlling Secured Parties, at such time or such other requisite percentage or number of holders of such Secured Obligations as set forth in the applicable Secured Debt Agreement.
“Required Secured Parties” shall mean, at any time with respect to any Collateral, such requisite percentage or number of holders of such Secured Obligations as set forth in the applicable Secured Debt Agreement, or if no such requisite percentage or number of holders of such Secured Obligations is set forth in the applicable Secured Debt Agreement, the Secured Parties of any Class owed or holding more than 50% of the aggregate principal amount of indebtedness constituting Secured Obligations of all Secured Parties of such Class at such time.
“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, ordinances, regulations, judgments, orders, directives, decrees, writs, injunctions, licenses, permits, determinations or binding agreements, entered into with, or promulgated by, any governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller or any other executive officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement or any of the Secured Debt Documents.
“S&P” shall mean Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc.
“Secured Debt Agreements” shall mean, collectively, (i) the Senior Secured Note Indenture and (ii) each Additional Secured Debt Facility, and “Secured Debt Agreement” shall mean any one of the foregoing.
“Secured Debt Documents” shall mean, collectively, the Senior Secured Note Documents and the Additional Secured Debt Documents.
“Secured Obligations” shall have the meaning assigned to such term in the Security Agreement.
“Secured Parties” shall mean, collectively, the Senior Secured Note Secured Parties and any Additional Secured Parties.
“Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interests or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences or indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
“Security Agreement” shall mean the Security Agreement, dated as of April 14, 2021, among the Company, the other Grantors and the Collateral Agent, as the same may be amended, supplemented or modified from time to time in accordance with the Senior Secured Note Documents and the Additional Secured Debt Documents.
“Security Documents” shall mean, collectively, the Security Agreement, each Collateral Agency Joinder and each other Security Document (as defined in the Security Agreement).
“Senior Indenture Trustee” shall have the meaning assigned to such term in the recitals of the parties to this Agreement.
“Senior Noteholders” shall mean the holders from time to time of the Senior Secured Notes.
“Senior Secured Note Documents” shall mean, collectively, the Senior Secured Note Indenture, the Senior Secured Notes, the Senior Secured Note Guaranties, the Security Documents and each of the other agreements, documents and instruments providing for or evidencing any Senior Secured Note Obligation, any other document or instrument executed or delivered at any time in connection with any Senior Secured Note Obligation, including pursuant to the Security Documents, and any intercreditor or joinder agreement among holders of Senior

Secured Note Obligations (or binding upon one or more of them through their representatives), to the extent such are effective at the relevant time, as each may be amended, supplemented, modified or Refinanced from time to time in accordance with the terms thereof and the Intercreditor Agreement.
“Senior Secured Note Guaranties” shall mean the guaranties made by the Guarantors in favor of the Senior Secured Note Secured Parties.
“Senior Secured Note Indenture” shall mean that certain Indenture dated as of April 14, 2021, among the Company, the guarantors party thereto and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee, as the same may be amended, supplemented, modified or Refinanced from time to time in accordance with the terms thereof, the other Senior Secured Note Documents and the Intercreditor Agreement.
“Senior Secured Note Obligations” shall have the meaning assigned to such term in the Security Agreement.
“Senior Secured Note Secured Parties” shall mean the holders from time to time of the Senior Secured Note Obligations, including the Collateral Agent and the Senior Indenture Trustee.
“Senior Secured Notes” shall have the meaning assigned to such term in the recitals.
“Series”, when used in reference to Additional Secured Obligations, refers to such Additional Secured Obligations as shall have been issued or incurred pursuant to the same indenture, credit agreement or similar agreement and with respect to which the same Person acts as the Additional Authorized Representative.
“Specified Tax Event” means that, at any time, as a result of a Change in Law (including, for the avoidance of doubt, any withdrawal or change of proposed rules or regulations), the Company or any Guarantor or direct or indirect or direct or indirect equity owner of the Company is not permitted under applicable Requirements of Law to rely on Treasury Regulations Section 1.956-1 (as published in the Federal Register on November 5, 2018) or rules, regulations, guidance or other law substantially similar thereto, such that the Company or such Guarantor, or direct or indirect equity owner, as the case may be, is required to include in gross income an amount determined under Section 956 of the Code as a result of the Collateral provided under the Indenture
“Subsidiary” shall have the meaning assigned to such term in the Security Agreement.
“Transaction Liens” shall mean the Liens granted by the Grantors to the Collateral Agent under the Security Documents.
“Trust Estate” shall have the meaning assigned to such term in Section 2(a).
“UCC” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

(b)Terms Generally. The definitions in Section 1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. All references herein to any Person shall be construed to include such Person’s successors and permitted assigns. Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.
SECTION 2.The Trust Estate.
(a)Declaration of Trust.
(i) To secure the payment and performance of the Secured Obligations, each of the Grantors has granted to the Collateral Agent, pursuant to the Security Agreement, and the Collateral Agent has accepted and agreed to hold, in trust thereunder and under this Agreement for the benefit of all present and future Secured Parties, all of such Grantor’s right, title and interest in, to and under the Collateral for the benefit of all present and future Secured Parties, together with all of the Collateral Agent’s right, title and interest in, to and under the Security Documents and all interests, rights, powers and remedies of the Collateral Agent thereunder or in respect thereof and all cash and non-cash proceeds thereof constituting Collateral (collectively, the “Trust Estate”).
(ii) The Collateral Agent and its successors and assigns under this Agreement will hold the Trust Estate in trust for the benefit solely and exclusively of all present and future Secured Parties as security for the payment of all present and future Secured Obligations; provided, however, that if at any time the Company, the Grantors and their successors or assigns, shall satisfy the applicable conditions set forth in Section 7 in connection with the release of all Collateral, then this Agreement, and the estates and rights assigned in the Security Documents, shall cease, terminate and be void; otherwise they shall remain and be in full force and effect in accordance with their respective terms; provided, further, that notwithstanding the foregoing, all provisions set forth in Sections 5(c), 5(d), 5(e) and 5(f) will survive.
(iii) The parties to this Agreement further covenant and declare that the Trust Estate will be held and distributed by the Collateral Agent, subject to the further covenants, conditions and agreements hereinafter set forth.
(b)Additional Secured Debt Facilities.

(i) The Collateral Agent will act as agent hereunder for, and perform its duties set forth in this Agreement on behalf of, each holder of Secured Obligations in respect of indebtedness that is issued or incurred after the date hereof that:
(A) holds Additional Secured Obligations that are identified as such in accordance with the procedures set forth in clause (ii) of this Section 2(b); and
(B)     signs, through its designated Additional Authorized Representative identified pursuant to clause (ii) of this Section 2(b), a Collateral Agency Joinder and delivers the same to the Collateral Agent.

(ii) The Company or one or more other Grantors will be permitted to incur indebtedness in respect of an Additional Secured Debt Facility and to designate as an additional holder of Secured Obligations hereunder the lenders, agents and each Additional Authorized Representative, as applicable, under such Additional Secured Debt Facility, in each case only to the extent such indebtedness is designated by the Company in accordance with the following sentence and only to the extent such incurrence is permitted under the terms of the Secured Debt Documents and any First Lien Facility Documents. The Company may only effect such designation by delivering to the Collateral Agent (with copies to the First Lien Collateral Agent (if any), the Senior Indenture Trustee and to each previously identified Additional Authorized Representative), each of the following:
(A)    on or prior to the date on which such Additional Secured Debt Facility is incurred, an Officer’s Certificate stating that each applicable Grantor intends to incur additional indebtedness under such Additional Secured Debt Facility, and certifying that (1) such incurrence is permitted and does not violate or result in any default under the First Lien Facility Documents, the Senior Secured Note Documents or any then existing Additional Secured Debt Documents (other than any incurrence of Secured Obligations that would simultaneously repay all Secured Obligations of any Class or First Lien Obligations, as applicable, under the Secured Debt Documents of such Class or the First Lien Facility Documents, as applicable, under which such default would arise), (2) the definitive documentation associated with such Additional Secured Debt Facility contains a written agreement of the holders of such indebtedness, for the enforceable benefit of all holders of First Lien Obligations, all other holders of existing and future Secured Obligations, and each existing and future First Lien Collateral Agent, each existing and future Senior Indenture Trustee and each existing and future Additional Authorized Representative substantially as follows: (x) that all Secured Obligations will be and are secured equally and ratably by all Transaction Liens granted by any Grantor to the Collateral Agent, for the benefit of the Secured Parties, at any time granted by any Grantor to secure any Secured Obligations whether or not upon property otherwise constituting collateral to such Secured Obligations and that all Transaction Liens granted pursuant to the Security Documents will be enforceable by the Collateral Agent for the benefit of all holders of Secured Obligations equally and ratably as contemplated by this Agreement (provided, that if provided by the terms thereof or with the consent of the holders thereof, a Series of

Additional Secured Obligations may be secured by Liens (which shall be equal and ratable with the Liens securing the Secured Obligations) on assets and properties comprising less than all of the assets and properties upon which Liens have been granted to secure the Secured Obligations), (y) that the holders of Secured Obligations in respect of such Additional Secured Debt Facility are (or, if no First Lien Transaction is then in effect, upon the Company’s consummation of a First Lien Transaction, will be) bound by the provisions of, and deemed to have agreed to the terms of, the Intercreditor Agreement and this Agreement, including the provisions relating to the ranking of Transaction Liens on the Collateral (which shall rank second in priority to any First Lien Facility) and the order of application of proceeds from the enforcement of Transaction Liens on the Collateral and (z) consenting to and directing the Collateral Agent to perform its obligations under this Agreement, the Intercreditor Agreement and the other Security Documents; provided that such indebtedness in respect of such Additional Secured Debt Facility shall not be permitted to also constitute First Lien Obligations, and (3) the Company and each other Grantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded), or intends to authorize, execute and record (if applicable), in each appropriate governmental office all relevant filings and recordations, if any, reasonably necessary to ensure that the Additional Secured Obligations in respect of such Additional Secured Debt Facility are secured by the Collateral to the extent set forth in and required by the Security Documents and in accordance with this Agreement, the Intercreditor Agreement and the other Security Documents;
(B)     a written notice specifying the name and address of the Additional Authorized Representative in respect of such Additional Secured Debt Facility for purposes of Section 9;

(C)    a copy of the executed Collateral Agency Joinder referred to in clause (i) of this Section 2(b), executed by the applicable Additional Authorized Representative (on behalf of each Additional Secured Party represented by it); and

(D)    an Officer’s Certificate and an opinion of counsel (who may be in-house counsel to the Grantor incurring such Additional Secured Debt Facility or other counsel) stating that all covenants and conditions precedent to the execution and delivery by the Collateral Agent of such Collateral Agency Joinder under the Secured Debt Documents have been complied with.

(iii) Although the Grantors shall be required to deliver a copy of each of the foregoing documents described in clauses (A) through (D) of Section 2(b)(ii) to the First Lien Collateral Agent, the Senior Indenture Trustee and to each then existing Additional Authorized Representative, the failure to so deliver a copy of any such document to the First Lien Collateral Agent, the Senior Indenture Trustee and to any such Additional Authorized Representative (other than the certification described in clause (A) of Section 2(b)(ii) and the Collateral Agency Joinder referred to in clause (C) of Section 2(b)(ii), which shall in all cases be required and which shall be delivered to each of the First Lien Collateral Agent, the Senior Indenture Trustee and to each then existing Additional

Authorized Representative on or prior to the incurrence of indebtedness under the applicable Additional Secured Debt Facility) shall not affect the status of such Additional Secured Debt Facility as Additional Secured Obligations or Secured Obligations entitled to the benefits of this Agreement, the Intercreditor Agreement and the other Security Documents if the other requirements of this Section 2(b) are complied with.
(c)Acknowledgment of Security Interests.
(i) Each of the Senior Indenture Trustee, for itself and on behalf of each Senior Secured Note Secured Party, and each Additional Authorized Representative, for itself and on behalf of each Additional Secured Party represented by it, acknowledges and agrees that, pursuant to the Security Documents, each of the Grantors has granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all such Grantor’s rights, title and interest in, to and under the Collateral to secure the payment and performance of all present and future Secured Obligations. Each of the Senior Indenture Trustee, for itself and on behalf of each Senior Secured Note Secured Party, and each Additional Authorized Representative, for itself and on behalf of each Additional Secured Party represented by it, acknowledges and agrees that, pursuant to the Security Documents, the aforementioned security interest granted to the Collateral Agent, for the benefit of the Secured Parties, shall (subject to Section 7(a)(v)) for all purposes and at all times secure the Senior Secured Note Obligations and the Additional Secured Obligations (if any) on an equal and ratable basis. It is acknowledged and agreed by the parties hereto that the holders of the Secured Obligations will, upon the Company’s consummation of a First Lien Transaction, be bound by the provisions of, and be deemed to have agreed to the terms of, the Intercreditor Agreement, including the provisions relating to the ranking of Transaction Liens on the Collateral and the order of application of proceeds from the enforcement of Transaction Liens on the Collateral.
(ii) The Collateral Agent and its successors and assigns under this Agreement will act for the benefit solely and exclusively of all present and future Secured Parties and will hold the Collateral and the Transaction Liens thereon as security for the payment and performance of all present and future Secured Obligations, in each case, under terms and conditions of this Agreement, the Intercreditor Agreement and the other Security Documents.
(d)Intercreditor Agreement. The Collateral Agent shall concurrently with the Company’s consummation of any First Lien Transaction enter into the Intercreditor Agreement with the First Lien Collateral Agent, the Company and the Grantors party thereto and, so long as any First Lien Obligations remain outstanding, shall comply with all applicable terms and conditions thereunder.
SECTION 3.Actionable Default; Remedies; Administration of Trust Property.
(a)Notice of Default; Written Instructions.

(i) Upon receipt of a Notice of Actionable Default, the Collateral Agent shall, within five Business Days thereafter, notify the Company, the First Lien Collateral Agent, the Senior Indenture Trustee and each Additional Authorized Representative (if any) of such receipt.
(ii) Upon receipt of any written directions pursuant to Section 3(h)(i), the Collateral Agent shall, within five Business Days thereafter, send a copy thereof to the Company, the First Lien Collateral Agent, the Senior Indenture Trustee and each Additional Authorized Representative (if any).
(b)Remedies.
(i) If an Actionable Default shall have occurred and be continuing and if the Collateral Agent shall have received a Notice of Actionable Default with respect thereto which has not been withdrawn in a writing delivered to the Collateral Agent by the Applicable Authorized Representative and subject to the provisions of the Intercreditor Agreement and, in the case of Collateral securing Permitted Liens (as defined in the Security Agreement), applicable law and the terms of the agreements governing such Permitted Liens, the Collateral Agent may exercise the rights and remedies provided in this Agreement, the Intercreditor Agreement and the other Security Documents.
(ii) To the extent permitted by applicable law, the Grantors hereby waive presentment, demand, protest or any notice of any kind in connection with this Agreement, the Intercreditor Agreement, any Collateral or any Security Document.
(c)Administration of Collateral.
(i) Each Secured Party (acting through the Senior Indenture Trustee or its applicable Additional Authorized Representative, as applicable) hereby appoints the Collateral Agent to serve as Collateral Agent and agent hereunder on the terms and conditions set forth herein. Subject to, and in accordance with, this Agreement, the Collateral Agent will serve as Collateral Agent hereunder, for the benefit solely and exclusively of the present and future Secured Parties, and will, subject to Section 6 hereof, and subject to the Intercreditor Agreement:
(A)    accept, enter into, hold, maintain, administer and enforce all Security Documents, including all Collateral subject thereto, perform its obligations under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;
(B)     take all lawful and commercially reasonable actions permitted under the Intercreditor Agreement, the Security Documents and applicable law and as it may be directed by the Additional Authorized Representative to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(C)    deliver and receive notices pursuant to the Intercreditor Agreement and the Security Documents;

(D)    sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

(E)     remit as provided in Section 4(d) all cash proceeds received by the Collateral Agent from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

(F)    execute and deliver amendments to this Agreement and the Security Documents as from time to time authorized pursuant to Section 8 accompanied by an opinion of counsel and Officer’s Certificate to the effect that the amendment was permitted under Section 8; and

(G)    release or subordinate any Transaction Lien granted to it by any Security Document upon any Collateral if and as required by Section 7.

(ii) Each Secured Party (acting through the Senior Indenture Trustee or its applicable Additional Authorized Representative, as applicable) acknowledges and consents to the undertaking of the Collateral Agent set forth in Section 3(c)(i) and agrees to each of the other provisions of this Agreement applicable to the Collateral Agent.
(iii) Each Secured Party (acting through the Senior Indenture Trustee or its applicable Additional Authorized Representative, as applicable) acknowledges and agrees that the payment and satisfaction of all of the Secured Obligations will be secured equally and ratably by the Transaction Liens established in favor of the Collateral Agent for the benefit of the Secured Parties.
(d)Power of Attorney. The Grantors hereby irrevocably constitute and appoint the Collateral Agent and any officer or agent thereof, with full power of substitution, as their true and lawful attorney in fact with full power and authority in the name of the Company and the other Grantors or in its own name, from time to time but only upon the occurrence and during the continuance of an Actionable Default, for the purpose of carrying out the terms of this Agreement, the Intercreditor Agreement and the Security Documents, to take any and all appropriate action and to execute any and all documents and instruments that may be reasonably necessary to accomplish the purposes hereof and thereof and, without limiting the generality of the foregoing, hereby gives the Collateral Agent the power and right on behalf of the Grantors, upon the occurrence and during the continuance of an Actionable Default, without notice to or assent by any Grantor to do the following, subject to the terms of the Intercreditor Agreement:

(i) to ask for, demand, sue for, collect, receive, recover, compromise and give acquittance and receipts for any and all moneys due or to become due upon or by virtue hereof and thereof,
(ii) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by the Collateral Agent in connection herewith and therewith,
(iii) to commence, file, institute, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect hereto and thereto or in connection herewith and therewith,
(iv) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof as fully and effectually as if the Collateral Agent were the absolute owner thereof, and
(v) to do, at its option and at the expense and for the account of the Grantors, at any time or from time to time, all acts and things that the Collateral Agent deems necessary to protect or preserve the Collateral or the Trust Estate and to realize upon the Collateral, subject to the terms of this Agreement and the applicable Security Documents. The grant of powers hereunder is permissive and shall not impose any duty on the Collateral Agent to exercise such power. If the Collateral Agent does exercise such power, it shall not be responsible to the Grantor for the sufficiency thereof.
(e)Right to Initiate Judicial Proceedings, Etc. If an Actionable Default shall have occurred and be continuing and if the Collateral Agent shall have received a Notice of Actionable Default with respect thereto which has not been withdrawn in a writing delivered to the Collateral Agent by the Applicable Authorized Representative:
(i) subject to the terms of the Intercreditor Agreement and Section 6 hereof, the Collateral Agent shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement, the Intercreditor Agreement and each Security Document to the fullest extent permitted by applicable law, and
(ii) subject to the terms of the Intercreditor Agreement and Section 6 hereof, the Collateral Agent may, either after entry or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all or, from time to time, any of the Trust Estate under the judgment or decree of a court of competent jurisdiction to the fullest extent permitted by applicable law.
(f)Appointment of a Receiver. If a receiver of the Trust Estate shall be appointed in judicial proceedings, the Collateral Agent may be appointed as such receiver. Notwithstanding the appointment of a receiver, the Collateral Agent shall be entitled to retain possession and control of all cash held by or deposited with it or its agents pursuant to any provision of this Agreement, the Intercreditor Agreement or any Security Document.

(g)Exercise of Powers. Subject to the terms of the Intercreditor Agreement, all of the powers, remedies and rights of the Collateral Agent as set forth in this Agreement may be exercised by the Collateral Agent in respect of any Security Document as though set forth at length therein and all the powers, remedies and rights of the Collateral Agent and the Secured Parties as set forth in any Security Document may be exercised from time to time as herein and therein provided.
(h)Control by Secured Parties.
(i) Subject to Section 3(h)(ii), if an Actionable Default shall have occurred and be continuing and if the Collateral Agent shall have received a Notice of Actionable Default with respect thereto, subject to the provisions of the Intercreditor Agreement and Section 6 hereof, the Applicable Authorized Representative shall have the right, by an instrument in writing executed and delivered to the Collateral Agent, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Collateral Agent, or of exercising any trust or power conferred on the Collateral Agent, or for the appointment of a receiver, or for the taking of any action authorized by Section 3. It is understood and agreed that the Applicable Authorized Representative (x) shall deliver any written instruction that is contemplated to be delivered, and shall take or refrain from taking any action that is contemplated to be taken, by the Applicable Authorized Representative to the Collateral Agent hereunder upon receipt of approval of such instruction from the Required Controlling Secured Parties (to the extent required by the terms of the applicable Secured Debt Documents) and (y) shall withdraw in a writing delivered by it to the Collateral Agent any Notice of Actionable Default delivered by it to the Collateral Agent upon receipt of confirmation satisfactory to it that such Actionable Default is no longer continuing.
(ii) The Collateral Agent shall not be obligated to follow any written directions received pursuant to Section 3(h)(i) to the extent such written directions are known by the Collateral Agent to be in conflict with any provisions of law or if the Collateral Agent shall have received from independent counsel an unqualified opinion to the effect that following such written directions would result in a breach of a provision or covenant contained in the Intercreditor Agreement, the Senior Secured Note Indenture or any Additional Secured Debt Facility or impose individual liability on the Collateral Agent.
(iii) Nothing in this Section 3(h) shall impair the right of the Collateral Agent in its discretion to take or omit to take any action deemed proper by the Collateral Agent and which action or omission is not inconsistent with the Intercreditor Agreement or the direction of the Secured Parties entitled to direct the Collateral Agent pursuant to this Section 3(h); provided, however, that the Collateral Agent shall not be under any obligation to take any action that is discretionary with the Collateral Agent under the provisions of this Agreement, under the Intercreditor Agreement or under any Security Document.
(iv) Notwithstanding anything to the contrary herein, so long as a First Lien Transaction is in effect, the First Lien Collateral Agent or the “Controlling Person” (as

such term or its functional equivalent may be defined in the Intercreditor Agreement) shall control the exercise of any right or remedy with respect to any of the Collateral, all in accordance with the terms of the Intercreditor Agreement.
(i)Remedies Not Exclusive.
(i) No remedy conferred upon or reserved to the Collateral Agent in this Agreement, in the Intercreditor Agreement or in any Security Document is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred in this Agreement, in the Intercreditor Agreement or in any Security Document or now or hereafter existing at law or in equity or by statute.
(ii) No delay or omission of the Collateral Agent to exercise any right, remedy or power accruing upon any Actionable Default shall impair any such right, remedy or power or shall be construed to be a waiver of any such Actionable Default or an acquiescence therein; and every right, power and remedy given by this Agreement, the Intercreditor Agreement or any Security Document to the Collateral Agent may be exercised from time to time and as often as may be deemed expedient by the Collateral Agent.
(iii) In case the Collateral Agent shall have proceeded to enforce any right, remedy or power under this Agreement, the Intercreditor Agreement or any Security Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Grantors, the Collateral Agent and the Secured Parties shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights, under this Agreement, under the Intercreditor Agreement and under such Security Document with respect to the Trust Estate and in all other respects, and thereafter all rights, remedies and powers of the Collateral Agent shall continue as though no such proceeding had been taken.
(iv) All rights of action and rights to assert claims upon or under this Agreement, the Intercreditor Agreement and the Security Documents may be enforced by the Collateral Agent without the possession of any Secured Debt Document or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Collateral Agent shall be brought in its name as Collateral Agent and any recovery of judgment shall be held as part of the Trust Estate.
(j)Waiver of Certain Rights. The Grantors, to the extent they may lawfully do so, expressly waive and release any, every and all rights to demand or to have any marshaling of the Trust Estate upon any sale, whether made under any power of sale herein granted or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement and consents and agrees that all the Trust Estate may at any such sale be offered and sold as an entirety.
(k)Limitation on Collateral Agent’s Duties in Respect of Collateral. Beyond its duties set forth in this Agreement and the Security Documents as to the custody thereof and the accounting to the Grantors and the Secured Parties for moneys received by it hereunder, and except as otherwise required by applicable law or expressly required by any Secured Debt Document to which the Collateral Agent is a party, the Collateral Agent shall not have any duty to the Grantors and the Secured Parties as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent, however, that the Collateral Agent or any agent or nominee thereof maintains possession or control of any of the Collateral, the Collateral Agent shall, and shall instruct such agent or nominee to, grant the Grantors access to and use of such Collateral that the Grantors may require for the conduct of their business; provided, that such rights may be limited as provided in this Agreement and the other Security Documents if an Actionable Default shall have occurred and be continuing and if the Collateral Agent shall have received a Notice of Actionable Default with respect thereto which has not been withdrawn in a writing delivered to the Collateral Agent by the Applicable Authorized Representative.
(l)Limitation by Law. All rights, remedies and powers provided by this Section 3 may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Section 3 are intended to be subject to all applicable mandatory provisions of law that may be controlling in the premises and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered, or filed under the provisions of any applicable law.
(m)Absolute Rights of Secured Parties. Notwithstanding any other provision of this Agreement (other than Section 3(b)) or any provision of any Security Document, but subject to the provisions of the Intercreditor Agreement, the right of each Secured Party, which is absolute and unconditional, to receive payments of the Secured Obligations held by such Secured Party on or after the due date thereof as therein expressed, to seek adequate protection in respect of its interest in this Agreement and the Collateral, to institute suit for the enforcement of such payment on or after such due date, or to assert its position and views as a secured creditor in a Bankruptcy Proceeding, or the obligation of the Grantors, which is also absolute and unconditional, to pay in full and otherwise perform all Secured Obligations at the time and place expressed therein shall not be impaired or affected without the consent of such Secured Party.
SECTION 4.Collateral Account; Application of Moneys.
(a)The Collateral Account. On the date hereof there shall be established and, at all times thereafter until this Agreement shall have terminated, there shall be maintained with the Collateral Agent an account that shall be entitled the “Century Aluminum Collateral Account” (the “Collateral Account”). The Collateral Account shall be established and maintained by the Collateral Agent at its designated corporate trust offices. All moneys that are received by the Collateral Agent after the occurrence of an Actionable Default in connection with any collection, sale, foreclosure or other realization upon any Collateral shall be deposited in the Collateral Account and thereafter shall be held and applied by the Collateral Agent in accordance with the terms of this Agreement, the other Security Documents and the Intercreditor Agreement. To the extent necessary, appropriate or desirable, the Collateral Agent from time to time may establish sub-accounts as part of the Collateral Account for the purpose of better identifying and maintaining proceeds of Collateral, all of which sub-accounts shall be treated as and be deemed equivalent to, the Collateral Account for all purposes hereof.
(b)Control of Collateral Account. All right, title and interest in and to the Collateral Account shall vest in the Collateral Agent, and funds on deposit in the Collateral Account shall constitute part of the Trust Estate. The Collateral Account shall be subject to the exclusive dominion and control of the Collateral Agent.
(c)Investment of Funds Deposited in Collateral Account. At the written direction of the Applicable Authorized Representative, the Collateral Agent shall invest and reinvest moneys on deposit in the Collateral Account at any time in money market funds investing in Permitted Investments (with the particular fund to be specified in writing by the Applicable Authorized Representative). All such investments and the interest and income received thereon and therefrom and the net proceeds realized on the sale thereof shall be held in the Collateral Account, as applicable, as part of the Trust Estate. In the absence of the written investment direction of the Applicable Authorized Representative, all moneys on deposit in the Collateral Account shall remain uninvested and the Collateral Agent shall have no obligation for interest thereon. In no event shall the Collateral Agent be liable for the selection of investments or for investment losses incurred thereon, including without limitation, any losses incurred as a result of the liquidation of any investment prior to its stated maturity.
(d)Application of Moneys in Collateral Account. Subject to Section 4(e) and the Intercreditor Agreement, all moneys or other property held by the Collateral Agent in the Collateral Account shall, to the extent available for distribution, be distributed (or deposited in a separate account for the benefit of the Senior Indenture Trustee and the Additional Authorized Representative pursuant to Section 4(e)) by the Collateral Agent as follows:
First: To the Collateral Agent in an amount equal to the Collateral Agent’s Fees that are unpaid as of the relevant Distribution Date and to any Secured Party that has theretofore advanced or paid any such Collateral Agent’s Fees in an amount equal to the amount thereof so advanced or paid by such Secured Party prior to such Distribution Date;
Second: To the Senior Indenture Trustee and each Additional Authorized Representative (if any) equally and ratably (in the same proportion that such unpaid Secured Obligations of the Senior Indenture Trustee or such Additional Authorized Representative, as applicable, bear to all unpaid Secured Obligations on the relevant Distribution Date) in an amount equal to the Senior Indenture Trustee’s and, if applicable, each Additional Authorized Representative’s fees, each in their respective capacities as Senior Indenture Trustee or Additional Authorized Representative, as applicable, that are unpaid as of the relevant Distribution Date;
Third: To the Senior Indenture Trustee and each Additional Authorized Representative (if any) equally and ratably (in the same proportion that such unpaid Secured Obligations of the Senior Indenture Trustee or such Additional Authorized Representative, as applicable, bear to all unpaid Secured Obligations on the relevant Distribution Date) for application to the payment in full of all outstanding Secured Obligations (other than Secured Obligations paid pursuant to clause first above and

Contingent Secured Obligations) that are then due and payable to the Secured Parties (which shall then be applied or held by the Senior Indenture Trustee and each such Additional Authorized Representative in such order as may be provided in the applicable Secured Debt Documents); and
Fourth: Any surplus then remaining shall be paid to the Company or the respective Grantor, its successors or assigns, or as a court of competent jurisdiction may direct.
In connection with the application of proceeds pursuant to this Section 4(d), except as otherwise directed in writing by the Applicable Authorized Representative, the Collateral Agent may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.
(e)Application of Moneys Distributable to Secured Parties. If at any time any moneys collected or received by the Collateral Agent pursuant to this Agreement, the Intercreditor Agreement or any Security Document are distributable pursuant to Section 4(d) to the Senior Indenture Trustee or any Additional Authorized Representatives, and if the Senior Indenture Trustee or such Additional Authorized Representative shall notify the Collateral Agent that no provision is made under the applicable Senior Secured Note Documents or Additional Secured Debt Documents, as applicable, (i) for the application by the Senior Indenture Trustee or such Additional Authorized Representative, as applicable, of such amounts so distributable (whether by virtue of the Senior Secured Note Obligations or the applicable Additional Secured Obligations not having become due and payable or otherwise) or (ii) for the receipt and the holding by the Senior Indenture Trustee or such Additional Authorized Representative, as applicable, of such amounts pending the application thereof, then the Collateral Agent shall invest, at the written direction of the Senior Indenture Trustee or such Additional Authorized Representative, all such amounts applicable to the Senior Secured Note Obligations or the Additional Secured Obligations in obligations of the kinds referred to in Section 4(c) (with the particular investment specified in writing by the Senior Indenture Trustee or such Additional Authorized Representative), or in the absence of such direction hold such amounts uninvested as provided in Section 4(c), and shall hold all such amounts so distributable, and all such investments and the proceeds thereof, in trust solely for the Senior Indenture Trustee and/or such Additional Authorized Representative and for no other purpose until such time as the Senior Indenture Trustee or such Additional Authorized Representative shall request the delivery thereof by the Collateral Agent to the Senior Indenture Trustee or such Additional Authorized Representative, as applicable, for application by it pursuant to the Senior Secured Note Documents or the Additional Secured Debt Documents, as applicable.
This Section 4 is intended for the benefit of, and will be enforceable as a third-party beneficiary by, each present and future holder of Secured Obligations, each present and future Senior Indenture Trustee, each present and future Additional Authorized Representative and the Collateral Agent as a Secured Party, in each case subject to the terms of the Intercreditor Agreement.

SECTION 5.Agreements with the Collateral Agent.
(a)Delivery of Secured Debt Documents. Concurrently with the execution of this Agreement on the date hereof, the Company will, or will cause the applicable Grantor to, deliver to the Collateral Agent a true and complete copy of each of the Secured Debt Documents then in effect. The Company agrees that, promptly upon the execution thereof, the Company will, or will cause the applicable Grantor to, deliver to the Collateral Agent a true and complete copy of (i) any and all amendments, modifications or supplements to any Secured Debt Document and (ii) any Secured Debt Documents, entered into subsequent to the date hereof. Unless and until the Collateral Agent actually receives such copies it shall not be deemed to have knowledge of them.
(b)Information as to Secured Parties. The Company agrees that it shall deliver to the Collateral Agent from time to time upon the reasonable request of the Collateral Agent a list setting forth, by each Secured Debt Document then in effect:
(i) the aggregate amount outstanding thereunder, and
(ii) the interest rates then in effect thereunder.
The applicable Authorized Representative (and, in the case of clause (C), the Company) will deliver to the Collateral Agent upon the reasonable request of the Collateral Agent:
(A)    in the case of the Senior Indenture Trustee, the names of the Senior Noteholders holding Senior Secured Notes outstanding under the Senior Secured Note Indenture and the unpaid principal amount owing to each such Senior Noteholder;
(B)    in the case of any Additional Authorized Representative, the names of the Additional Secured Parties holding obligations outstanding under such Additional Secured Debt Facility and the unpaid principal amount owing to each such Secured Party; and
(C)    to the extent known to the Company, the names of such other Secured Parties under any other Series of Secured Obligations and the unpaid aggregate amounts owing to each such Secured Party.
Each Authorized Representative (and the Company in respect of any Grantor) will furnish to the Collateral Agent within 30 days after the date hereof, and periodically if notice addresses and/or addresses change, a list setting forth the name and address of each party to whom notices must be sent under the Secured Debt Documents. At all times the Collateral Agent may assume without inquiry that the most recent list it has received remains current.
(c)Compensation and Expenses. The Grantors, jointly and severally, agree to pay to the Collateral Agent, promptly following receipt of a reasonably detailed invoice therefor:
(i) such compensation as has been or shall be agreed by the Company and the Collateral Agent in writing (which shall not be limited by any provision of law in regard to compensation of a trustee of an express trust) for its services hereunder, under the

Intercreditor Agreement and under the Security Documents and for administering the Trust Estate; and
(ii) all of the compensation pursuant to subclause (i) above and all of the reasonable and documented out-of-pocket fees, costs and expenses of the Collateral Agent (including, without limitation, the reasonable and documented out-of-pocket fees, expenses and disbursements of counsel and agents and no more than one counsel in each jurisdiction where Collateral is located) (A) arising in connection with the negotiation, preparation, execution, delivery, modification and termination of, or consent or waiver to, this Agreement, the Intercreditor Agreement and each Security Document or the enforcement of any of the provisions hereof or thereof, or (B) incurred or required to be advanced in connection with the administration of the Trust Estate, the sale or other disposition of Collateral pursuant to any Security Document and the preservation, protection or defense of the Collateral Agent’s rights under this Agreement and in and to the Collateral and the Trust Estate, and all reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Agent and its counsel and agents in creating, perfecting, preserving, releasing or enforcing the Collateral Agent’s Transaction Liens on the Collateral.
The obligations of the Grantors under this Section 5(c) shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Agent.
(d)Stamp and Other Similar Taxes. The Grantors, jointly and severally, agree to indemnify and hold harmless the Collateral Agent and each Secured Party (and their respective agents) from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto that may be assessed, levied or collected by any jurisdiction in connection with this Agreement, the Intercreditor Agreement, any Security Document, the Trust Estate or any Collateral. The obligations of the Grantors under this Section 5(d) shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Agent.
(e)Filing Fees, Excise Taxes, etc. The Grantors, jointly and severally, agree to pay or to reimburse the Collateral Agent and its counsel and agents for any and all amounts in respect of all search, filing, recording and registration fees, excise taxes and other similar imposts that are payable in respect of the execution, delivery, performance and enforcement of this Agreement, the Intercreditor Agreement and each Security Document. The obligations of the Grantors under this Section 5(e) shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Agent.
(f)Indemnification. The Grantors, jointly and severally, agree to pay, indemnify, and hold the Collateral Agent and its officers, directors, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever whether brought by the Grantors or any third-party with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Intercreditor Agreement and the Security Documents (including, but not limited to, actions by the Collateral Agent to enforce its rights with respect to the Collateral and the enforcement of this Agreement including the indemnifications provided herein), unless arising from the gross negligence or willful misconduct (in either case, as determined by a final judgment of a court of competent jurisdiction) of the Collateral Agent or such of the agents as are seeking indemnification. The foregoing indemnities in this Section 5(f) shall survive the resignation or removal of the Collateral Agent or the termination of this Agreement.
(g)Further Assurances; Notation on Financial Statements.
(i) At any time and from time to time, upon the written request of the Collateral Agent, and, at the sole expense of the Grantors, the Grantors will promptly execute and deliver any and all such further instruments and documents and take such further action as required by applicable law or as requested in writing by the Applicable Authorized Representative or as is necessary for the Collateral Agent to obtain the full benefits of this Agreement, the Intercreditor Agreement, the Security Documents and the other Secured Debt Documents and of the rights and powers herein and therein granted. To the extent required by law, the Grantors shall, in all of their financial statements, indicate by footnote or otherwise that the Secured Obligations are secured pursuant to this Agreement and the Security Documents.
(ii) As is required by the Secured Debt Agreements, from time to time, additional direct or indirect subsidiaries of the Company may be required to become parties to the Security Agreement. In connection with any such subsidiary becoming party to the Security Agreement, such subsidiary (an “Additional Grantor”) shall execute (i) a Supplement to Collateral Agency Agreement in the form of Exhibit A hereto and upon such execution shall become a Grantor hereunder with all applicable rights and responsibilities and (ii) a Security Agreement Supplement (as defined in the Security Agreement).
SECTION 6.The Collateral Agent.
(a)Acceptance of Trust; Powers of the Collateral Agent.
(i) The Collateral Agent, for itself and its successors, hereby accepts the duties created by this Agreement upon the terms and conditions hereof, including those contained in this Section 6.
(ii) The Collateral Agent is authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interests, rights, powers and remedies under this Agreement, the Intercreditor Agreement and the Security Documents and applicable law and in equity and to act as set forth in this Agreement or as requested in any lawful directions given to it from time to time in respect of any matter by a written notice of the Applicable Authorized Representative in accordance with the terms of this Agreement.

(iii) None of the Senior Indenture Trustee or any Additional Authorized Representative or any other holder of Secured Obligations will have any liability whatsoever for any act or omission of the Collateral Agent.
(iv) The Collateral Agent will subject to Section 3(k), accept, hold, administer and enforce all Transaction Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Agent and all other property of the Trust Estates solely and exclusively for the benefit of all present and future holders of Secured Obligations (subject to the Intercreditor Agreement), and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 4(d).
(v) No provision of this Agreement, the Intercreditor Agreement, any Security Document or any other Secured Debt Document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers even if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.
(vi) The Collateral Agent is entering into this Agreement not in its individual capacity but solely in its capacity as Collateral Agent. The rights, protections, immunities and indemnities afforded to the Senior Indenture Trustee under the Senior Secured Note Indenture shall also be afforded to the Collateral Agent hereunder, under the Intercreditor Agreement, any Security Document or in any other Secured Debt Document mutatis mutandis; provided (i) the Collateral Agent shall only be liable to extent of its gross negligence or willful misconduct; and (ii) in and during an Event of Default, only the Senior Indenture Trustee, and not the Collateral Agent, shall be subject to the prudent person standard.
(b)Exculpatory Provisions.
(i) The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties of any other Person contained in this Agreement, in the Intercreditor Agreement or in any Security Document, all of which are made solely by the Grantors. The Collateral Agent makes no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of the Grantors thereto or as to the security afforded by any Security Document or this Agreement or the Intercreditor Agreement, or as to the validity, execution (except its own execution), enforceability, legality or sufficiency of this Agreement, the Intercreditor Agreement, any Security Document, the Secured Obligations secured hereby and thereby, or the Transaction Liens and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Trust Estate or for the payment of taxes, charges, assessments or liens upon the Trust Estate or otherwise as to the maintenance of the Trust Estate, except that in the event the

Collateral Agent enters into possession of a part or all of the Trust Estate, the Collateral Agent shall preserve the part in its possession.
(ii) The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Grantors of any of the covenants or agreements contained in this Agreement, in the Intercreditor Agreement, any Security Document or in any other Secured Debt Document. Whenever it is necessary, or in the opinion of the Collateral Agent advisable, for the Collateral Agent to ascertain the amount of Secured Obligations then held by a Secured Party, the Collateral Agent may conclusively rely on a certificate of such Secured Party or its representative (including the Senior Indenture Trustee or any applicable Additional Authorized Representative) as to such amount, and if any such Secured Party or representative shall not give such information to the Collateral Agent, such Secured Party shall not be entitled to receive distributions hereunder (in which case such distributions shall be held in trust for such Secured Party) until it has given such information to the Collateral Agent.
(iii) The Collateral Agent shall not be liable for any action taken or omitted to be taken by it in accordance with this Agreement, the Intercreditor Agreement or any Security Document except for its own gross negligence or willful misconduct.
(iv) The Collateral Agent shall have no responsibility for the preparation, filing, recording, re-recording, re-filing of any instrument, document, financing statement, perfection statement, continuation statement or termination statement or for the maintenance of any security interest intended to be perfected thereby.
(c)Delegation of Duties. The Collateral Agent may execute any of its duties or powers hereof and perform any duty hereunder either directly or by or through agents or attorneys in fact, which may include officers and employees of the Grantors. The Collateral Agent shall be entitled to advice of counsel of its selection, at the reasonable expense of the Grantors, concerning all matters pertaining to its rights, powers and duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with due care.
(d)Reliance by Collateral Agent.
(i) Whenever in the exercise of its rights or powers and the performance of its duties under this Agreement the Collateral Agent shall deem it reasonably necessary that a matter be proved or established in connection with the taking, suffering or omitting any action hereunder by the Collateral Agent, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively provided or established by a certificate of a Responsible Officer of any Grantor delivered to the Collateral Agent, and such certificate shall be full warranty to the Collateral Agent for any action taken, suffered or omitted in reliance thereon, subject, however, to the provisions of Section 6(e).
(ii) The Collateral Agent may consult with counsel or professional of its selection, and the advice of such counsel or professional, or any opinion of counsel who is not an employee of the Collateral Agent, shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith. The Collateral Agent shall have the right at any time to seek instructions concerning the administration of the Trust Estate from any court of competent jurisdiction.
(iii) The Collateral Agent may conclusively rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement or any Security Document. Without limitation to the foregoing, the Collateral Agent may conclusively rely as provided in this Section 6(d) on any Officer’s Certificate provided by the Company pursuant this Agreement (including but not limited to Section 2(b) hereof), and may deem such information correct until such time as it receives any written modification of any such certificate from the Company in respect thereof.
(iv) The Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Agent by this Agreement at the request or direction of the Applicable Authorized Representative pursuant to this Agreement, the Intercreditor Agreement or any Security Document, unless the Collateral Agent shall have been provided adequate security and indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction, including such reasonable advances as may be requested by the Collateral Agent.
(e)Limitations on Duties of Collateral Agent.
(i) The Collateral Agent shall be obliged to perform such duties and only such duties as are specifically set forth in this Agreement, the Intercreditor Agreement or in any Security Document, and no implied covenants or obligations shall be read into this Agreement, the Intercreditor Agreement or any Security Document against the Collateral Agent and the Collateral Agent shall not be liable with respect to any action taken or omitted by it in accordance with the direction of the Applicable Authorized Representative pursuant to Section 3(h). Notwithstanding anything contained herein to the contrary, the Collateral Agent shall not be deemed to have a fiduciary relationship with any of the Grantors or noteholders.
(ii) The Collateral Agent shall not be under any obligation to take any action that is discretionary under the provisions hereof or under the Intercreditor Agreement or any Security Document (including, without limitation, the protection of any rights and the exercise of any remedies hereunder) except upon the written request of the Applicable Authorized Representative pursuant to Section 3(h) and subject to Section 6(d)(iv). The

Collateral Agent shall make available for inspection and copying by the Senior Indenture Trustee and each Additional Authorized Representative, each certificate or other paper furnished to the Collateral Agent by the Company under or in respect of this Agreement, the Intercreditor Agreement, any Security Document or any of the Trust Estate. The Collateral Agent shall be entitled to refrain from any act or the taking of any action or from the exercise of any power or authority vested in it hereunder or thereunder unless and until the Collateral Agent shall have received instructions from such Applicable Authorized Representative, and if the Collateral Agent deems necessary, satisfactory indemnity, and shall not be liable for any such delay in acting. The Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to this Agreement, the Intercreditor Agreement or any Security Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any bankruptcy or insolvency law. For purposes of clarity, phrases such as “satisfactory to the Collateral Agent”, “approved by the Collateral Agent”, “acceptable to the Collateral Agent”, “as determined by the Collateral Agent”, “in the Collateral Agent's discretion”, “selected by the Collateral Agent”, “requested by the Collateral Agent” and phrases of similar import authorize and permit the Collateral Agent to approve, disapprove, determine, act or decline to act in its discretion.
(iii) Whenever reference is made in this Agreement to any action by, consent, designation, specification, requirement of approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall, be acting, giving, withholding, suffering, omitting, taking or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) as directed by the Secured Parties. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto. The permissive rights of the CA enumerated herein shall not be construed as duties.
(f)Moneys to Be Held in Trust. All moneys received by the Collateral Agent under or pursuant to any provision of this Agreement, the Intercreditor Agreement or any Security Document shall be held in trust for the purposes for which they were paid or are held.
(g)Resignation and Removal of the Collateral Agent.
(i) The Collateral Agent may at any time, by giving 30 days’ prior written notice to the Company, the Senior Indenture Trustee and each Additional Authorized Representative (if any), resign and be discharged of the responsibilities hereby created, such resignation to become effective upon the earlier of: (A) 30 days from the date of such notice and (B) the appointment of a successor collateral agent or agents by the Company, the acceptance of such appointment by such successor collateral agent or agents, and the approval of such successor collateral agent or agents by each Authorized Representative (such approval not to be unreasonably withheld, conditioned or delayed); provided that no resignation shall become effective unless and until a successor collateral agent has been appointed as provided herein. The Collateral Agent may be removed at any time and a successor collateral agent or collateral agents appointed by each of the Authorized Representatives; provided that the Collateral Agent shall be paid its fees and expenses pursuant to Section 5(c) and all other amounts owed to it under this Agreement to the date of removal. If no successor collateral agent or agents shall be appointed and approved within 30 days from the date of the giving of the aforesaid notice of resignation or removal, the Collateral Agent, the Senior Indenture Trustee, any Additional Authorized Representative or any other Secured Party may, apply to any court of competent jurisdiction, at the reasonable expense of the Company, to appoint a successor collateral agent or agents (which may be an individual or individuals) to act until such time, if any, as a successor collateral agent or agents shall have been appointed as above provided. Any successor collateral agent or agents so appointed by such court shall immediately and without further act be superseded by any successor collateral agent or agents appointed by the Authorized Representatives as above provided. Upon the appointment of a successor Collateral Agent hereunder and the transfer of all property held by the resigning Collateral Agent, the resigning Collateral Agent obligations hereunder shall cease.
(ii) If at any time the Collateral Agent shall resign or be removed or otherwise become incapable of acting, or if at any time, a vacancy shall occur in the office of the Collateral Agent for any other cause, a successor collateral agent or agents may be appointed by the Authorized Representatives, and the powers, duties, authority and title of the predecessor collateral agent or agents terminated and canceled without procuring the resignation of such predecessor collateral agent or agents, and without any other formality (except as may be required by applicable law) than appointment and designation of a successor collateral agent or agents in writing, duly acknowledged, delivered to the predecessor collateral agent or agents and Company, and filed for record in each public office, if any, in which this Agreement is required to be filed.
(iii) The appointment and designation referred to in Section 6(g)(ii) shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor collateral agent or agents, without any further act, deed or conveyance, all of the estate and title of its predecessor, and upon such filing for record the successor collateral agent or agents shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor; but such predecessor shall, nevertheless, on the written request of the Applicable Authorized Representative, the Company or the successor collateral agent or agents, execute and deliver an instrument transferring to such successor or successors all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor or predecessors hereunder and shall deliver all Securities and moneys held by it to such successor collateral agent or agents. Should any deed, conveyance or other instrument in writing from any Grantor be required by any successor collateral agent or agents for more fully and certainly vesting in such successor collateral agent or agents the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor collateral agent or agents, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor collateral agent or agents, be executed, acknowledged and delivered by such Grantor.
(iv) Any required filing for record of the instrument appointing a successor collateral agent or agents as hereinabove provided shall be at the sole expense of the Grantors. The resignation of any collateral agent or agents and the instrument or instruments removing any collateral agent or agents, together with all other instruments, deeds and conveyances provided for in this Section 6 shall, if permitted by law, be forthwith recorded, registered and filed by and at the reasonable expense of the Grantors, wherever this Agreement is recorded, registered and filed.
(h)Merger of the Collateral Agent. Any corporation into which the Collateral Agent may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Agent shall be a party, or any corporation to which the Collateral Agent shall transfer all or substantially all of its corporate trust business (including the administration of this Agreement) shall be Collateral Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.
(i)Co Collateral Agent, Separate Collateral Agent.
(i) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Collateral Agent shall be advised by counsel, satisfactory to it, that it is reasonably necessary in the interest of the Secured Parties, or the Applicable Authorized Representative shall in writing so request the Collateral Agent and the Grantors, or the Collateral Agent shall deem it desirable for its own protection in the performance of its duties hereunder, the Collateral Agent and the Grantors shall, at the reasonable request of the Collateral Agent, execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Collateral Agent and the Grantors, either to act as co collateral agent or co collateral agents of all or any of the Collateral, jointly with the Collateral Agent originally named herein or any successor or successors, or to act as separate collateral agent or collateral agents of any such property. In the event the Grantors shall not have joined in the execution of such instruments and agreements within 30 days after the receipt of a written request from the Collateral Agent so to do, or in case an Actionable Default shall have occurred and be continuing, the Collateral Agent may act under the foregoing provisions of this Section 6(i) without the concurrence of the Grantors, and the Grantors hereby appoint the Collateral Agent as its agent and attorney to act for it under the foregoing provisions of this Section 6(i) in either of such contingencies.
(ii) Every separate collateral agent and every co collateral agent, other than any collateral agent that may be appointed as successor to the Collateral Agent, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions, namely:

(A)     all rights, powers, duties and obligations conferred upon the Collateral Agent in respect of the custody, control and management of moneys, papers or Securities shall be exercised solely by the Collateral Agent, or its successors as collateral agent hereunder;
(B)    all rights, powers, duties and obligations conferred or imposed upon the Collateral Agent hereunder shall be conferred or imposed and exercised or performed by the Collateral Agent and such separate collateral agent or separate collateral agents or co collateral agent or co collateral agents, jointly, as shall be provided in the instrument appointing such separate collateral agent or separate collateral agents or co collateral agent or co collateral agents, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate collateral agent or separate collateral agents or co collateral agent or co collateral agents;
(C)    no power given hereby to, or that it is provided hereby may be exercised by, any such co collateral agent or co collateral agents or separate collateral agent or separate collateral agents, shall be exercised hereunder by such co collateral agent or co-collateral agents or separate collateral agent or separate collateral agents, except jointly with, or with the consent in writing of, the Collateral Agent, anything herein contained to the contrary notwithstanding;
(D)    no collateral agent hereunder shall be personally liable by reason of any act or omission of any other collateral agent hereunder; and
(E) the Grantors and the Collateral Agent, at any time by an instrument in writing, executed by them, may accept the resignation of or remove any such separate collateral agent or co collateral agent, and in that case, by an instrument in writing executed by the Grantors and the Collateral Agent jointly, may appoint a successor to such separate collateral agent or co collateral agent, as the case may be, anything herein contained to the contrary notwithstanding. In the event that the Grantors shall not have joined in the execution of any such instrument within ten days after the receipt of a written request from the Collateral Agent so to do, or in case an Actionable Default shall have occurred and be continuing, the Collateral Agent shall have the power to accept the resignation of or remove any such separate collateral agent or co collateral agent and to appoint a successor without the concurrence of the Grantors, the Grantors hereby appointing the Collateral Agent its agent and attorney to act for it in such connection in either of such contingencies. In the event that the Collateral Agent shall have appointed a separate collateral agent or separate collateral agents or co collateral agent or co collateral agents as above provided, it may at any time, by an instrument in writing, accept the resignation of or remove any such separate collateral agent or co collateral agents, the successor to any such separate collateral agent or co collateral agent to be appointed by the Grantors and the Collateral Agent, or by the Collateral Agent alone, as provided in this Section 6(i).

(j)Entry into Intercreditor Agreement. The Noteholders, by acceptance of their Notes, are bound by the terms of the Intercreditor Agreement. Upon the entry by the Collateral Agent into an Intercreditor Agreement pursuant to Section 11.01 of the Senior Secured Note Indenture (or corresponding provisions of any other Additional Secured Debt Documents), the Collateral Agent, on behalf of itself, the Applicable Authorized Representative, the Major Non-Controlling Authorized Representative, each Additional Authorized Representative, each Non-Controlling Authorized Representative and each holder of Secured Obligations, shall be bound by the terms and provisions of such Intercreditor Agreement to the extent any Secured Obligations remain outstanding. By their entry into this Agreement, each of the Applicable Authorized Representative, the Major Non-Controlling Authorized Representative, each Additional Authorized Representative, each Non-Controlling Authorized Representative, on behalf of themselves and each holder of Secured Obligations, consents to the foregoing.
SECTION 7.Conditions to Release of Collateral; Release Procedure.
(a)Subject to the Intercreditor Agreement, the Collateral Agent’s Transaction Liens upon the Collateral will be released or subordinated under the following circumstances:
(i) The Transaction Liens granted by a Guarantor shall terminate when its Senior Secured Note Guaranty is released pursuant to the terms thereof;
(ii) Subject to Section 7(b), the Transaction Liens granted by all Grantors shall terminate when the Release Conditions are satisfied; provided that the Company shall have delivered an Officer’s Certificate and an opinion of counsel (who may be in-house counsel to the Company) to the Collateral Agent certifying that the Release Conditions have been met and that such release of the Collateral is permitted under, and does not violate the terms of, any Secured Debt Document;
(iii) the Transaction Liens securing any Class of Secured Obligations shall terminate solely in respect of such Class of Secured Obligations in accordance with the terms of the applicable Secured Debt Documents for such Class of Secured Obligations;
(iv) As to any Collateral that is sold, leased, exchanged, assigned, transferred or otherwise disposed of by any Grantor to a Person that is not (either before or after such sale, transfer or disposition) another Grantor in a transaction or other circumstance that is permitted by, or not expressly prohibited by, all of the Secured Debt Documents, the Transaction Lien as to such Collateral shall be released automatically at the time of such sale, lease, exchange, assignment, transfer or other disposition to the extent of the interest sold, leased, exchanged, assigned, transferred or otherwise disposed of; provided that, to the extent provided in the Security Documents, the Collateral Agent’s Transaction Liens will attach to the Proceeds received in respect of any such sale, transfer or other disposition, subject to the priorities set forth in the Intercreditor Agreement and Section 4(d); and
(v) At any time before the Release Conditions are satisfied, the Collateral Agent shall, at the written request of the Company, release any or all of the Collateral (A)(1) with respect to any Class of Secured Obligations, if consent to the release of such Transaction

Liens of the Collateral Agent on such Collateral has been given by, as applicable, the requisite percentage or number of Senior Noteholders (or the Senior Indenture Trustee, on behalf and at the direction of such Senior Noteholders pursuant to the Senior Secured Note Indenture) or the requisite percentage or number of holders of indebtedness in respect of each other Series of Additional Secured Obligations (or the Additional Authorized Representative on behalf of such holders) as permitted by, and in accordance with, the applicable Secured Debt Documents and (2) if the Company shall have delivered an Officer’s Certificate and an opinion of counsel (who may be in-house counsel to the Company) to the Collateral Agent certifying that the conditions described in this clause (v)(A) have been met or (B) if any Collateral becomes Excluded Property (including as a result of a Specified Tax Event).
(b)The Transaction Liens on the Collateral shall not be released pursuant to Section 7(a)(ii) unless and until all fees and other amounts owing to the Collateral Agent under this Agreement and the other Security Documents (other than any indemnification obligations for which no known written claim or demand for payment has been made) and all amounts owing to the Senior Indenture Trustee under the Senior Secured Note Documents shall have been paid in full.
(c)Upon the release of the Collateral, or any portion thereof, in each case in accordance with the provisions hereof, all right, title and interest of the Collateral Agent in, to and under the Trust Estate in respect of the Collateral or portion thereof so released, and the Security Documents in respect of such Collateral, shall automatically terminate and shall automatically revert to the respective Grantors, their successors and assigns, and the estate, right, title and interest of the Collateral Agent therein shall thereupon cease, determine and become void; and in such case, upon the written request of the respective Grantors, their successors or assigns and receipt of an officer’s certificate and opinion stating that conditions precedent to such release have been satisfied and such release is authorized pursuant to the Security Document, and at the reasonable cost and expense of the Grantors, their successors or assigns, the Collateral Agent shall execute in respect of the Collateral so released, a satisfaction of the Security Documents and such instruments as are reasonably necessary to evidence such release and to terminate and remove of record any documents constituting public notice of the Security Documents and the security interests and assignments granted thereunder and shall assign and transfer, or cause to be assigned and transferred, and shall deliver or cause to be delivered to the Grantors, in respect of the Collateral so released, all property, including all moneys, instruments and Securities (if any), of the Grantors then held by the Collateral Agent. The cancellation and satisfaction of the Security Documents shall be without prejudice to the rights of the Collateral Agent or any successor collateral agent to charge and be reimbursed for any expenditures that it may thereafter incur in connection therewith.

SECTION 8.Amendments, Supplements and Waivers.
(a)No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.
(b)Subject to Section 8(d), neither this Agreement nor any provision hereof may be waived, amended or otherwise modified except pursuant to an agreement or agreements in writing entered into by the Senior Indenture Trustee, any Additional Authorized Representative and the Collateral Agent, in each case, upon an affirmative vote of the Required Secured Parties of the relevant Class to the extent required by the terms of the applicable Secured Debt Documents; provided that no such agreement shall by its terms amend, modify or otherwise affect the rights or obligations of any Grantor without the Company’s prior written consent; provided, further that in connection with any Refinancing of Secured Obligations of any Class, or the incurrence of Additional Secured Obligations in compliance with Section 2(b), the Collateral Agent and the relevant Authorized Representative shall enter (and are hereby authorized to enter without the consent of any other Secured Party), at the request of such Authorized Representative or the Company, into such amendments, supplements, modifications or restatements of this Agreement as are reasonably necessary or appropriate to reflect and facilitate such Refinancing or such incurrence and are reasonably satisfactory to the Collateral Agent and such Authorized Representative and the Company.
(c)The Collateral Agent shall not (i) enter into any agreement or agreements that waive, amend or otherwise modify in any material respect any Security Document (other than this Agreement) or any provision thereof or (ii) consent to any waiver, amendment or other modification in any material respect of any First Lien Facility Document to the extent the Collateral Agent’s consent is required under the Intercreditor Agreement without the written consent of the Authorized Representative of each Class of Secured Obligations (upon an affirmative vote of the Required Secured Parties of such Class, to the extent required by the terms of the applicable Secured Debt Documents).
(d)Without the consent of any Secured Party, the Collateral Agent and the Grantors, at any time and from time to time, may enter into additional pledge or Security Documents or one or more agreements supplemental hereto or to any Security Document, in form satisfactory to the Collateral Agent (it being understood that any supplement in the form of Exhibits A and B shall be deemed to be satisfactory to the Collateral Agent):
(i) to add to the covenants of the Grantors, for the benefit of the Secured Parties, or to surrender any right or power herein conferred upon the Grantors;
(ii) to pledge or grant a security interest in any property or assets that are required to be pledged, or in which a security interest is required to be granted, to the Collateral Agent pursuant to any Security Document or any other applicable Secured Debt

Document (including for the avoidance of doubt, in connection with entering into definitive documentation for the Additional Secured Debt Facility);
(iii) to cure any ambiguity or omission, to correct or to supplement any provision herein or in any Security Document that may be defective or inconsistent with any other provision herein or therein, or to make any other provisions with respect to matters or questions arising hereunder or under any Security Document that shall not be inconsistent with any provision hereof or of any Security Document (including, for the avoidance of doubt, in connection with entering into definitive documentation for the First Lien Facility);
(iv) to add an Additional Grantor; and
(v) to add an Additional Authorized Representative.
(e)In executing, or accepting the additional duties created by, any amendment, supplement or waiver hereto or to any other Security Document, permitted by this Agreement or such Security Document, the Collateral Agent shall receive and shall be fully protected in conclusively relying upon, an opinion of counsel and an Officer’s Certificate stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Agreement or such Security Document and that all conditions precedent to such execution have been satisfied. The Collateral Agent may, but shall not be obligated to, enter into any amendment, supplement or waiver, which adversely affects the Collateral Agent’s own rights, duties, liabilities or immunities under this Agreement, such Security Document or otherwise.
SECTION 9.Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent by mail, telecopy or hand delivery:
(a)If to any Grantor, to it at the address of the Company at:
Century Aluminum Company
1 South Wacker Drive, Suite 1000
Chicago, IL 60606
Fax: (831) 642-9080
Attn: General Counsel

with a copy (which shall not constitute notice) to:
Vedder Price
222 North LaSalle Street
Chicago, IL 60601
Attn: John Blatchford

or at such other address as shall be designated by the Company in writing to the Collateral Agent and each Authorized Representative.

(b)If to the Collateral Agent, to it at its address at: 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402, or at such other address as shall be designated by it in a written notice to the Company and each Authorized Representative.
(c)If to the Senior Indenture Trustee, to it at its address at: 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402, Attention: Global Capital Markets, or at such other address as shall be designated by it in writing to the Collateral Agent.
(d)If to any Additional Authorized Representative, to it at its address as designated in the Collateral Agency Joinder to which it is a party, or at such other address as shall be designated by it in writing to the Collateral Agent.
All such notices, requests, demands and communications shall be deemed to have been duly given or made, when delivered by hand or five Business Days after being deposited in the mail, postage prepaid, or when telecopied or electronically transmitted, receipt acknowledged; provided, however, that any notice, request, demand or other communication to the Collateral Agent shall not be effective until received.
SECTION 10.Headings. Section, subsection and other headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.
SECTION 11.Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 12.Treatment of Payee or Indorsee by Collateral Agent.
(a)The Collateral Agent may treat the registered holder of any registered note, and the payee or indorsee of any note or debenture that is not registered, as the absolute owner thereof for all purposes hereunder and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.
(b)Any person, firm, corporation or other entity that shall be designated as the duly authorized representative of one or more Secured Parties to act as such in connection with any matters pertaining to this Agreement, the Intercreditor Agreement or any Security Document or the Collateral shall present to the Collateral Agent such documents, including, without limitation, opinions of counsel, as the Collateral Agent may reasonably require, in order to demonstrate to the Collateral Agent the authority of such person, firm, corporation or other entity to act as the representative of such Secured Parties.
SECTION 13.Dealings with the Grantors.
(a)Upon any application or demand by any Grantor to the Collateral Agent to take or permit any action under any of the provisions of this Agreement, such Grantor shall furnish to the Collateral Agent an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or demand, no additional certificate or opinion need be furnished.
(b)Any opinion of counsel may be based, insofar as it relates to factual matters, upon an Officer’s Certificate filed with the Collateral Agent.
SECTION 14.Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the Secured Parties, and their respective successors and assigns, and nothing herein or in any Security Document is intended or shall be construed to give any other person any right, remedy or claim under, to or in respect of this Agreement, any Security Document, the Collateral or the Trust Estate. All obligations of the Grantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Agent, the Senior Indenture Trustee, each Additional Authorized Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.
SECTION 15.Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.
SECTION 16.Jurisdiction; Consent to Service of Process.
(a)Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Secured Debt Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any Secured Party may otherwise have to bring any enforcement action or proceeding relating to this Agreement or the other Secured Debt Documents against any Grantor or its properties in the courts of any jurisdiction.
(b)Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Secured Debt Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)The Grantors irrevocably consent to service of process in the manner provided for notices in Section 9. Nothing in this Agreement will affect the right of any Grantor to this Agreement to serve process in any other manner permitted by law.

SECTION 17.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER SECURED DEBT DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER SECURED DEBT DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.
SECTION 18.Force Majeure. In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
SECTION 19.Consequential Damages. In no event shall the Collateral Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind (including, but not limited to, loss of profit) irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
SECTION 20.Termination. This Agreement shall terminate on the date upon which the Collateral Agent shall have released the Transaction Liens on the Collateral pursuant to Section 7(a)(ii); provided, however, that (x) this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment of any Secured Obligation, or any part thereof, is rescinded or must otherwise be restored by the Collateral Agent, any Secured Party, the Company or any other Grantor in any Bankruptcy Proceeding of the Company, any other Grantor or otherwise, and (y) the provisions of clauses (c) through (f) of Section 5 and Section 6 shall survive termination of this Agreement.
SECTION 21.Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission, including by PDF, shall be as effective as delivery of a manually signed counterpart of this Agreement. Signatures of the parties hereto transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.
SECTION 22.Incorporation by Reference. In connection with its execution and acting as agent or trustee (as applicable) hereunder, each of the Collateral Agent, the Senior Indenture

Trustee and other Authorized Representatives are entitled to all rights, privileges, protections, immunities, benefits and indemnities provided to them under the Security Documents and any other applicable Secured Debt Documents.
SECTION 23.Intercreditor Agreement. Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to any Security Document and (ii) the exercise of any right or remedy by the Collateral Agent hereunder or thereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Collateral, are subject to the provisions of the Intercreditor Agreement (if any). In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.
SECTION 24.USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Collateral Agent is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Agent. The parties to this Indenture agree that they will provide the Collateral Agent with such information as it may request in order for the Collateral Agent to satisfy the requirements of the USA PATRIOT Act.
SECTION 25.Concerning The Senior Indenture Trustee. In executing this Agreement as the Senior Indenture Trustee, this Agreement has been accepted, executed and delivered by Wilmington Trust, National Association, solely in its capacity as Senior Indenture Trustee under and pursuant to the terms of the Senior Secured Note Indenture. The Senior Indenture Trustee shall be entitled to all rights, privileges, immunities and protections set forth in the Senior Secured Note Indenture in the acceptance, execution, delivery and performance of this Agreement as though fully set forth herein.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.
WILMINGTON TRUST, NATIONAL     ASSOCIATION,
as Collateral Agent

By:    /s/ Barry D. Somrock
    Name:    Barry D. Somrock
    Title:    Vice President

    [Signature page to Collateral Agency Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Senior Indenture Trustee

By:    /s/ Barry D. Somrock
    Name:    Barry D. Somrock
    Title:    Vice President

    [Signature page to Collateral Agency Agreement]

CENTURY ALUMINUM COMPANY

By:    /s/ Jesse E. Gary
    Name:    Jesse E. Gary
    Title:    Executive Vice President

CENTURY KENTUCKY, INC.

By:	/s/ Jesse E. Gary
Name: Jesse E. Gary
Title: President

METALSCO, LLC

By:	/s/ Jesse E. Gary
Name: Jesse E. Gary
Title: President

SKYLINER, LLC

By:	/s/ Jesse E. Gary
Name: Jesse E. Gary
Title: President

NSA GENERAL PARTNERSHIP By: Skyliner, LLC, General Partner

By:	/s/ Jesse E. Gary
Name: Jesse E. Gary
Title: President

    [Signature page to Collateral Agency Agreement]

CENTURY ALUMINUM OF KENTUCKY GENERAL PARTNERSHIP By: Skyliner, LLC, General Partner

By:	/s/ Jesse E. Gary
Name: Jesse E. Gary
Title: President

CENTURY ALUMINUM HOLDINGS LLC

By:	/s/ Jesse E. Gary
Name: Jesse E. Gary
Title: President
CENTURY MARKETER LLC
CENTURY MARKETER LLC

By:	/s/ Jesse E. Gary
Name: Jesse E. Gary
Title: President

CENTURY ALUMINUM SEBREE LLC
By:	/s/ Jesse E. Gary
Name: Jesse E. Gary
Title: President

CENTURY ALUMINUM OF SOUTH CAROLINA, INC.
By:	/s/ Jesse E. Gary
Name: Jesse E. Gary
Title: President
    [Signature page to Collateral Agency Agreement]